Exhibit 99.1

NEWS RELEASE

Threshold Pharmaceuticals Reports Fourth Quarter and Full Year 2016 Financial Results

-- Recently proposed merger with Molecular Templates will result in Nasdaq-listed company focused on developing novel treatments for cancer --

SOUTH SAN FRANCISCO, Calif., – March 27, 2017 – Threshold Pharmaceuticals, Inc. (Nasdaq:THLD), a clinical-stage biopharmaceutical company developing novel therapies for cancer, today reported financial results for the fourth quarter and full year ended December 31, 2016 and provided an update on the Company's corporate and clinical development activities, including the proposed merger with Molecular Templates, Inc.

Threshold announced on March 17, 2017 that it had entered into a definitive agreement under which Molecular Templates will merge with a wholly owned subsidiary of Threshold in an all-stock transaction. The transaction will result in a combined company focused on the development of novel treatments for cancer. Longitude Capital, a U.S. based venture capital firm, will invest $20 million at the close of the transaction, subject to certain conditions, including the receipt of additional equity financing commitments of an additional $20 million.

Barry Selick, Ph.D., Chief Executive Officer of Threshold, said, “On behalf of the Company and the entire board of directors, I’d like to thank Threshold shareholders for their support while we conducted our extensive and thorough review of strategic alternatives, after very challenging clinical outcomes for evofosfamide and tarloxotinib.” Dr. Selick further stated, “We believe Molecular Templates’ lead product candidate, MT-3724, and our lead product candidate, evofosfamide, in addition to Molecular Templates’ innovative technology platform will result in a combined company that has significant value for its stakeholders.”

Recent Highlights

About the Proposed Merger

The transaction has been approved by the board of directors of both companies. The merger is expected to close in the second quarter of 2017, subject to the approval of the stockholders of each company as well as other customary conditions. Upon closing of the transaction, Threshold will change its name to Molecular Templates, Inc. and plans to change its ticker symbol on the Nasdaq Capital Market to MTEM. On a pro forma basis and based upon the number of shares of common stock to be issued in the merger, current Threshold shareholders would own approximately 34.4 percent of the combined company and current Molecular Templates shareholders would own approximately 65.6 percent of the combined company although the actual allocation will be subject to adjustment based on Threshold’s net cash balance.

Eric Poma, Ph.D., Chief Executive Officer of Molecular Templates, will become Chief Executive Officer of the combined company. Following the merger, the board of directors of the combined company will consist of seven seats and will be comprised of two representatives from Molecular Templates, two representatives from Threshold, and three representatives to be mutually agreed upon by Molecular Templates and Threshold. The Company’s current chairman of the board of directors, Barry Selick, Ph.D., will become chairman of the board of the combined company following the merger.

Evofosfamide

The Company’s lead product candidate is an investigational hypoxia-activated prodrug that is designed to be activated under tumor hypoxic conditions, a hallmark of many cancers. Recent updates include:

•	Held first meeting with the Japanese PMDA (Pharmaceutical and Medical Devices Agency) to present the improvement in overall survival that was observed in the Japanese sub-population of the MAESTRO Phase 3 trial. While the PMDA indicated that the current analysis of the MAESTRO data is not sufficient to support the submission of a New Drug Application (“NDA”) in Japan, the Company is in ongoing discussions with the PMDA to clarify the scope of an additional study, the results of which may then support the submission of an NDA for evofosfamide in Japan.

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•	Investigator-sponsored and cooperative group clinical trials investigating evofosfamide in patients with pancreatic neuroendocrine tumors (pNET), recurrent glioblastoma (GBM) and hepatocellular carcinoma (HCC) and advanced biliary tract cancer (BCT) remain ongoing

•	In the second quarter, the Company plans to commence a Phase 1 clinical trial evaluating evofosfamide in combination with the immune checkpoint antibody, ipilumumab, at the M.D. Anderson Cancer Center in Houston Texas to potentially improve the efficacy of immune checkpoint antibody as an anti-cancer therapy.

TH-3424

TH-3424 is the Company’s small-molecule drug candidate being evaluated for the treatment of hepatocellular (liver) cancer (HCC), castrate resistant prostate cancer (CRPC), T-cell acute lymphoblastic leukemias (T-ALL), and other cancers expressing high levels of aldo-keto reductase family 1 member C3 (AKR1C3). Tumors overexpressing AKR1C3 can be resistant to radiation therapy, chemotherapy and anti-androgen therapy. TH-3424 is a prodrug that selectively releases a potent DNA cross-linking agent in the presence of AKR1C3. Recent updates include:

•	Entered into a collaboration with the National Cancer Institute (NCI) to explore the effects of TH-3424 against T-ALL xenograft cell lines with high AKR1C3 expression. The studies will be conducted through the NCI-funded Pediatric Preclinical Testing Program (PPTp). Threshold will supply TH-3424, and the NCI will fund the studies that will be conducted at the PPTP leukemia research sites.

•	Investigational New Drug (IND)-enabling studies of TH-3424 have been initiated in collaboration with Ascenta Pharmaceuticals, Ltd.

Fourth Quarter and Year End 2016 Financial Results

•	As of December 31, 2016 and 2015, Threshold had $23.6 million and $48.7 million in cash, cash equivalents and marketable, respectively. The net decrease of $25.1 million was a result of operating cash requirements for the year ended December 31, 2016.

•	No revenue was recognized in the fourth quarter and year ended December 31, 2016 compared to $65.9 million and $76.9 million for the same periods in 2015. Revenue for the quarter and year ended December 31, 2015 related to the amortization of the aggregate of $110 million in upfront and milestone payments received from the Company’s former collaboration with Merck KGaA, Darmstadt, Germany. The revenue from the upfront payment and milestone payments received under the agreement were previously being amortized over the relevant performance period, rather than being immediately recognized when the upfront payment and milestones were earned or received. As a result of Merck KGaA, Darmstadt, Germany's and the Company’s decision to cease further joint development of evofosfamide in December 2015, the Company immediately recognized all of the remaining deferred revenue into revenue during the quarter ending December 31, 2015. Also as a result of the termination of the agreement, the Company is no longer eligible to receive any further milestone payments from Merck KGaA, Darmstadt, Germany.

•	Research and development expenses were $3.0 million for the fourth quarter ended December 31, 2016, compared to $11.4 million for the same period in 2015. The $8.4 decrease in research and development expenses, net of reimbursement for Merck KGaA, Darmstadt, Germany’s 70 percent share of total eligible collaboration expenses for evofosfamide, was due primarily to a $4.6 million decrease in employee related expenses, including a $1.0 million decrease in non-cash stock-based compensation expense and a $3.8 million decrease in clinical development expenses and consulting expenses. Research and development expenses were $16.6 million for the year ended December 31, 2016, compared to $40.3 million for the same period in 2015. The $23.7 million decrease in research and development expenses, net of reimbursement for Merck KGaA, Darmstadt, Germany’s 70 percent share of total eligible collaboration expenses for evofosfamide, was due primarily to a $14.1 million decrease in employee related expenses, including a $2.8 million decrease in non-cash stock-based compensation expense, a $8.3 million decrease in clinical development expenses and a $1.3 million decrease in consulting expenses.

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•	General and administrative expenses were $2.0 million for the fourth quarter ended December 31, 2016 compared to $2.2 million for the same period in 2015. The decrease in general and administrative expenses was due primarily to a $0.2 million decrease in employee related expenses. General and administrative expenses were $7.8 million for the year ended December 31, 2016 compared to $9.7 million for the same period in 2015. The $1.9 million decrease in general and administrative expenses was due primarily to a $1.5 million decrease in employee related expenses and $0.4 million in consulting expenses.

•	Non-cash stock-based compensation expense included in total operating expenses was $0.7 million and $3.1 million for the fourth quarter and year ended December 31, 2016, respectively, compared to $2.0 million and $6.8 million for the same periods in 2015, respectively. The decrease in stock-based compensation expense was due to the amortization of a smaller number of options with lower fair values.

•	Net loss for the fourth quarter ended December 31, 2016 was $3.7 million compared to net income of $69.7 million for the same period in 2015. Included in the net loss for the fourth quarter of 2016 was an operating loss of $5.0 million and non-cash income of $1.2 million compared to an operating income of $52.3 million and non-cash income of $17.4 million for the fourth quarter of 2015. Net loss for the year ended December 31, 2016 was $24.1 million compared to net income of $43.8 million for the same period in 2015. Included in the net loss for 2016 was an operating loss of $24.3 million and non-cash income of $0.1 million compared to an operating income of $26.9 million and non-cash income of $16.8 million for the year ended December 31, 2015. The non-cash income is related to changes in the fair value of the Company’s outstanding warrants that was classified as other income (expense).

About Evofosfamide

Evofosfamide (previously known as TH-302) is an investigational hypoxia-activated prodrug of a bis-alkylating agent that is preferentially activated under severe hypoxic tumor conditions, a feature of many solid tumors. Areas of low oxygen levels (hypoxia) in solid tumors are due to insufficient blood vessel supply. Similarly, the bone marrow of patients with hematological malignancies has also been shown, in some cases, to be severely hypoxic.

About TH-3424
TH-3424 is small-molecule drug candidate being evaluated for the potential treatment of hepatocellular (liver) cancer (HCC), castrate resistant prostate cancer (CRPC), T-cell acute lymphoblastic leukemias (T-ALL), and other cancers expressing high levels of aldo-keto reductase family 1 member C3 (AKR1C3). Tumors overexpressing AKR1C3 can be resistant to radiation therapy and chemotherapy. TH-3424 is a prodrug that selectively releases a potent DNA cross-linking agent in the presence of AKR1C3. Preliminary nonclinical toxicology studies suggested an adequate therapeutic index that the Company believes warrants conducting Investigational New Drug (IND)-enabling toxicology studies, which are being done in collaboration with Ascenta Pharmaceuticals, Ltd.

NEWS RELEASE

About Threshold Pharmaceuticals

Threshold is a clinical-stage biopharmaceutical company focused on the development of drugs and diagnostic agents targeting the tumor microenvironment of solid tumors and hematologic malignancies. This approach offers broad potential to treat a variety of cancers. By selectively targeting tumor cells, we are building a pipeline of drugs that hold promise to be more effective and less toxic to healthy tissues than conventional anticancer drugs. For additional information, please visit the Company’s website.

Important Information for Investors and Stockholders
This communication may be deemed to be solicitation material in respect of the proposed transaction between Threshold Pharmaceuticals, Inc. (Threshold) and Molecular Templates, Inc. (Molecular Templates) and Molecular Templates stockholders. In connection with the proposed transaction between Threshold and Molecular Templates and its stockholders, Threshold will file with the Securities and Exchange Commission (SEC) a registration statement containing a proxy statement of Threshold that will also constitute a prospectus of Threshold. Threshold will mail the proxy statement/prospectus to Threshold stockholders, and the securities may not be sold or exchanged until the registration statement becomes effective. THRESHOLD URGES INVESTORS AND STOCKHOLDERS TO READ THE PROXY STATEMENT/PROSPECTUS REGARDING THE PROPOSED TRANSACTION WHEN IT BECOMES AVAILABLE, AS WELL AS OTHER DOCUMENTS FILED OR THAT WILL BE FILED WITH THE SEC, BECAUSE THEY CONTAIN OR WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED TRANSACTION. This communication is not a substitute for the registration statement, definitive proxy statement/prospectus or any other documents that Threshold may file with the SEC or send to Threshold stockholders in connection with the proposed transaction. Before making any voting decision, investors and security holders are urged to read the registration statement, proxy statement/prospectus and all other relevant documents filed or that will be filed with the SEC in connection with the proposed transaction as they become available because they will contain important information about the proposed transaction and related matters.

You may obtain free copies of the proxy statement/prospectus and all other documents filed or that will be filed with the SEC regarding the proposed transaction at the website maintained by the SEC www.sec.gov. Once they are filed, copies of the registration statement and proxy statement/prospectus will be available free of charge on Threshold's website at www.thresholdpharm.com or by contacting Threshold's Investor Relations at 510.703.9491 or by mail at Investor Relations, Threshold Pharmaceuticals Inc., 170 Harbor Way, Suite 300, South San Francisco, California 94080.

Participants in Solicitation
Threshold, Molecular Templates and their respective directors and executive officers may be deemed to be participants in the solicitation of proxies from the holders of Threshold common stock in connection with the proposed transaction. Information about Threshold's directors and executive officers is set forth in Threshold's definitive proxy statement for its 2016 annual meeting, which was filed with the SEC on April 29, 2016. Other information regarding the interests of such individuals, as well as information regarding Molecular Templates' directors and executive officers and other persons who may be deemed participants in the proposed transaction, will be set forth in the proxy statement/prospectus, which will be included in Threshold's registration statement when it is filed with the SEC. You may obtain free copies of these documents as described in the preceding paragraph.

Non-Solicitation
This communication shall not constitute an offer to sell or the solicitation of an offer to sell or the solicitation of an offer to buy any securities, nor shall there be any sale of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction. No public offer of securities shall be made except by means of a prospectus meeting the requirements of Section 10 of the Securities Act of 1933, as amended.

NEWS RELEASE

Forward-Looking Statements
Except for statements of historical fact, the statements in this press release are forward-looking statements, including all statements regarding the proposed merger with Molecular Templates, the therapeutic potential of evofosfamide or TH-3424; Threshold's plans to focus its resources on evofosfamide; anticipated development activities related to evofosfamide, and the anticipated timing thereof; Threshold's plans to continue to pursue discussions regarding potential registration pathways for evofosfamide in Japan, and the potential for evofosfamide to be approved for marketing in Japan; and Threshold's estimates of the total and non-cash charges it expects to incur in connection with the reduction in employees, and the anticipated timing thereof. These statements constitute "forward-looking statements" within the meaning of Section 27A of the Securities Act and Section 21E of the Securities Exchange Act and are usually identified by the use of words such as "anticipates," "believes," "estimates," "expects," "intends," "may," "plans," "projects," "seeks," "should," "will," and variations of such words or similar expressions. These forward-looking statements reflect our current views about our plans, intentions, expectations, strategies and prospects, which are based on the information currently available to us and on assumptions we have made. Although we believe that our plans, intentions, expectations, strategies and prospects as reflected in or suggested by those forward-looking statements are reasonable, we can give no assurance that the plans, intentions, expectations or strategies will be attained or achieved. Furthermore, actual results may differ materially from those described in the forward-looking statements and will be affected by a variety of risks and factors that are beyond our control.

These statements involve risks and uncertainties that can cause actual results to differ materially from those in such forward-looking statements. Potential risks and uncertainties include, but are not limited to: the difficulty and uncertainty of pharmaceutical product development, including the inability to complete the proposed merger and other contemplated transactions in connection with the merger; liquidity and trading market for shares prior to and following the consummation of the proposed merger and proposed financing; costs and potential litigation associated with the proposed merger; failure or delay in obtaining required approvals by the SEC or any other governmental or quasi-governmental entity necessary to consummate the proposed merger, including our ability to file and have declared effective by the SEC a registration statement and proxy statement/prospectus in connection with the proposed merger and other contemplated transactions in connection with the merger, which may also result in unexpected additional transaction expenses and operating cash expenditures on the parties; a failure to satisfy the conditions to the closing of the proposed investment by Longitude Capital, which would require the Company to raise additional funds sooner than expected to pursue its development goals; an inability or delay in obtaining required regulatory approvals for product candidates, which may result in unexpected cost expenditures; the price of the proposed financing transaction in connection with the proposed merger and contemplated transactions in connection with the merger being materially lower than the trading price of Threshold's common stock at the time of such financing; failure to obtain the necessary stockholder approvals or to satisfy other conditions to the closing of the proposed merger and the other contemplated transactions; a superior proposal being submitted to either party; uncertainties of cash flows and inability to meet working capital needs; cost reductions that may not result in anticipated level of cost savings or cost reductions prior to or after the consummation of the proposed merger; and risks associated with the possible failure to realize certain benefits of the proposed merger, including future financial, tax, accounting treatment, and operating results. Many of these factors that will determine actual results are beyond Threshold's, Molecular Templates', or the Company's ability to control or predict the risks that the design of, or data collected from, the planned Phase I clinical trial of evofosfamide with immune checkpoint inhibitors may be inadequate to demonstrate safety or sufficient efficacy, or otherwise may be insufficient to support any further development of evofosfamide, and that Threshold's toxicology studies of TH-3424 may not demonstrate sufficient safety to support an investigational new drug application and to further the development of TH-3424 into the clinic; the uncertain and time-consuming regulatory approval process, including the risk that data from the completed MAESTRO clinical trial will not be sufficient to support the approval of evofosfamide for the treatment of patients with pancreatic cancer in Japan; Threshold's need for and the availability of resources to develop evofosfamide and TH-3424 and to support Threshold's operations, including the risks that Threshold's currently-available resources may be insufficient to further current development plans for evofosfamide and TH-3424 and that Threshold will otherwise need to raise substantial additional capital in order to advance the clinical development of evofosfamide and TH-3424; the risks that Threshold could determine to abandon the development of evofosfamide and TH-3424 as a result of inadequate resources, negative or inconclusive clinical trial or toxicology study results, the failure to obtain regulatory approval of evofosfamide in Japan, or otherwise; and risks related to Threshold's ability to implement the reduction in employees as currently anticipated, the impact of such reduction on Threshold's business and unanticipated charges not currently contemplated that may occur as a result of such reduction. Further information regarding these and other risks is included under the heading "Risk Factors" in Threshold's Annual Report on Form 10-K, which has been filed with the Securities and Exchange Commission on March 27, 2017 and is available from the SEC's website (www.sec.gov) and on our website (www.thresholdpharm.com) under the heading "Investors," and in other filings that Threshold will make with the SEC in connection with the proposed transactions, including the registration statement and the proxy statement/prospectus described above under "Important Information and Where to Find It." Existing and prospective investors are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof. The statements made in this press release speak only as of the date stated herein, and subsequent events and developments may cause our expectations and beliefs to change. Unless otherwise required by applicable securities laws, we do not intend, nor do we undertake any obligation, to update or revise any forward-looking statements contained in this news release to reflect subsequent information, events, results or circumstances or otherwise.

Source: Threshold Pharmaceuticals, Inc. (THLD)

Contact:

Denise Powell

denise@redhousecomms.com

510.703.9491

NEWS RELEASE

THRESHOLD PHARMACEUTICALS, INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(in thousands, except per share amounts)
(Unaudited)

	Three Months Ended		Year Ended
	December 31,		December 31,
	2016	2015	2016	2015

Revenue	$-	$65,874	$-	$76,915

Operating expenses
Research and development	3,012	11,369	16,554	40,271
General and administrative	1,951	2,248	7,808	9,716
Total Operating Expenses	4,963	13,617	24,362	49,987

Loss from operations	(4,963)	52,257	(24,362)	26,928

Interest income (expense), net	36	26	147	125
Other income (expense) (1)	1,245	17,430	121	16,769
Net income (loss)	$(3,682)	$69,713	$(24,094)	$43,822

Net income (loss) per common share
Basic	$(0.05)	$0.98	$(0.34)	$0.62
Diluted	$(0.05)	$0.86	$(0.34)	$0.54

Weighted-average shares used in per common
share calculation:
Basic	71,560	71,457	71,524	70,242
Diluted	71,560	73,686	71,524	73,483

(1)	Noncash income (expense) related to change in the fair value of the Company's outstanding and exercised warrants, classified as other income (expense).

NEWS RELEASE

THRESHOLD PHARMACEUTICALS, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(in thousands)

	December 31,	December 31,
	2016	2015
Assets	(unaudited)	(1)

Cash, cash equivalents and marketable securities
Collaboration Receivable	-	1,891
Prepaid expenses and other current assets	623	2,599
Property and equipment, net	109	333
Other assets	-	166
Total assets	$24,283	$53,669

Liabilities and stockholders' equity

Total current liabilities	$2,616	$10,828
Long-term liabilities (2)	1,779	1,995
Stockholders' equity (deficit)	19,888	40,846
Total liabilities and stockholders' equity (deficit)	$24,283	$53,669

(1)	Derived from audited financial statements
(2)	Includes as of December 31, 2016 and December 31, 2015, $1.7 million and $1.9 million of warrant liability, respectively.